Exhibit 23.7

TBPE REGISTERED ENGINEERING FIRM F-1580				FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON,	TEXAS 77002-5235	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the reference to us under the heading “Experts” and the incorporation by reference in this Registration Statement on Form S-4 of Kinder Morgan, Inc. of our report under the captions “Part I. Business — Exploration and Production Segment — Natural Gas and Oil Properties” and “Part II. Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Supplemental Natural Gas and Oil Operations (Unaudited)” and our reserve reports attached as Exhibit 99.A in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2010.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

November 10, 2011

1015 4TH STREET, S.W. SUITE 600	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258